2575 McCabe Way, Suite 100
Irvine, CA
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2016
Date of Report (Date of earliest event reported)

VW Win Century Inc.
(Exact name of registrant as specified in its charter)

Illinois	000-55359	80-0961484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 McCabe Way, Suite 100 Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

(415) 250-4566
Registrant's telephone number, including area code

205 W. Wacker Dr., Suite 1320
Chicago, IL 60606
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
On October 5, 2016, VW WIN CENTURY INC., an Illinois corporation (the "Company"), entered into Securities Purchase Agreement with Teik Keng Goh, a resident of Malaysia, and a member of the Company's Board of Directors whereby the Company agreed to sell to Mr. Goh 99 million restricted shares the Company's Class A Common Stock for a total purchase price of $10,000.

No underwriters were utilized in connection with this sale of securities.
The issuance of these securities was to a single "non-U.S. person" (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which the Company relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the "Act"), as the conditions of Regulation S were met, including but not limited to the following conditions:
-	Mr. Goh is a Malaysian citizen and was in Malaysia at the time of the sale of the shares;
-	Mr. Goh agreed to resell the shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration; and
The certificate representing the shares sold contains a legend that transfer of the shares is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration and the hold may engage in hedging transactions with regards to the Company's common stock unless in compliance with the Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Not applicable.

(b)	Exhibits.
10.2 Securities Purchase Agreement, between the Company and Teik Keng Goh dated October 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VW WIN CENTURY INC.

DATE: October 5, 2016

By:            /s/ Kathleen Johnston
Name: Kathleen Johnston
Title: Secretary